UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 11, 2020

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133 (Address of principal executive offices) (zip code)

(814) 786-8849 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                        [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Section 1 – Registrant’s Business and Operations

Item 1.01
Entry into a Material Definitive Agreement.

Joint Ventures to Research COVID-19 Treatment

In April 2020, we signed a joint venture agreement with two other companies to pursue the funding and research and development on our patented extracorporeal therapy for the safe removal of targeted antigens from the blood and targeted organs. In the case of COVID-19, this entails removal of specific compounds which allow the virus to replicate, which may eliminate mutations of the virus. In preparation for the joint venture, we filed a new provisional patent entitled “Method for Treating and Curing COVID-19 Infection.” Following the start of the joint venture, we filed another provisional patent entitled “Method for Treating Covid-19 Inflammatory Cytokine Storm for the Reduction of Morbidity and Mortality in Covid-19 Patients”. It is too early to tell whether these technologies will have any practical application.

On May 12, 2020, we assigned our rights in these two patents to Technology Health, Inc. pursuant to an Intellectual Property Agreement in hopes that they will be able to finance and develop the technologies. The assignment is part of an agreement with Technology Health, Inc., and two other companies to pursue a novel coronavirus extracorporeal treatment which combines our antigen mapping technique with Datatecnics’ laser ablation technology in a focused “Map and ZapTM” treatment protocol disclosed in a provisional patent application that is intended to eliminate COVID-19 antigens and potential mutations. Research is expected to start in the second quarter of 2020 to develop complexing agents to bind with coronavirus antigens which can be illuminated and eliminated using a computer-controlled targeting and laser system. The proposed hospital/clinic process would illuminate the compounded molecular target disease antigens for destruction by a nano-focus laser, and the purified blood would then be returned to the patient.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits

10.1	Technology Acquisition and Financing Agreement dated May 8, 2020

10.2	Intellectual Property Agreement dated May 12, 2020

10.3	Third Addendum to License Agreement with Marv Enterprises, LLC dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: May 14, 2020	/s/ William Hartman
By: William Hartman
Its: Chief Executive Officer